Exhibit 99.1

For Immediate Release

Argon ST, Inc. Announces Fiscal Q3 Results; Updates FY 2007 Guidance

FAIRFAX, VA——Argon ST, Inc. (NASDAQ: STST), a leading systems engineering, development and services company providing full-service C4ISR (command, control, communications, computers, intelligence, surveillance and reconnaissance) systems and services to a wide range of defense and intelligence customers, today announced revenues and earnings for its third fiscal quarter and nine months ended July 1, 2007.

Revenues for the three months ended July 1, 2007 were $73.7 million compared to $68.9 million for the prior year quarter. This represents an increase of $4.8 million from the prior year quarter. Revenues for the nine months ended July 1, 2007 increased $5.7 million to $198.4 million compared to $192.7 million for the same period in the prior year.

Net income for the three months ended July 1, 2007 was $4.3 million or $0.19 per diluted share compared to $5.2 million or $0.23 per diluted share for the prior year quarter. For the nine months ended July 1, 2007 net income was $13.6 million or $0.60 per diluted share compared to net income of $15.3 million or $0.69 per diluted share in the prior year period.

The Company also reported bookings during the quarter of $47.9 million bringing total backlog at quarter end to $283.5 million. This compares to bookings of $103.7 million and backlog of $235.4 million, respectively, for the same period in the prior year. This represents a 20% increase in backlog over the last twelve months.

Terry Collins, CEO commented “We continue to build our business base with identification and capture of key programs. Although Q3 revenue did not grow as rapidly as we anticipated, and Q4 will also grow slower than planned as a result of slower growth on some of our larger programs, we remain positive about Q4 bookings and our business base going into FY08. During this year, we have developed some excellent expansion opportunities from the synergies with recently acquired companies, however, these acquisitions are having a dampening effect on operating income performance due to the associated amortization of intangible assets.”

Revised Guidance

The Company has revised its Fiscal Year 2007 guidance. Current targets for fiscal year end revenue are in the range of $276 to $286 million with expected operating income in the range of $28 to $29 million.

About Argon ST, Inc.

Argon ST, Inc. designs, develops, and produces systems and sensors for the Command, Control, Communications, Computers, Intelligence, Surveillance, and Reconnaissance (C4ISR) markets including SIGINT (Signals Intelligence), ESM (Electronic Support Measures), EW (Electronic Warfare), IO (Information Operations), imaging, and acoustic systems serving domestic and international markets.

Forward-Looking Statements

Statements in this press release which are not historical facts are forward-looking statements under the provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance and are based upon numerous assumptions about future conditions that could prove not to be accurate. Forward looking statements are subject to numerous risks and uncertainties, and our actual results could differ materially as a result of such risks and other factors. In addition to those risks specifically mentioned in the reports filed by the Company with the Securities and Exchange Commission (including the Company’s Form 10-K for the fiscal year ended September 30, 2006), such risks and uncertainties include, but are not limited to: the availability of U.S. and international government funding for the Company’s products and services; changes in the U.S. federal government procurement laws, regulations, policies and budgets (including changes to respond to budgetary constraints and cost-cutting initiatives); the number and type of contracts and task orders awarded to the Company; the exercise by the U.S. government of options to extend the Company’s contracts; the Company’s ability to retain contracts during any rebidding process; the timing of Congressional funding on the Company’s contracts; any government delay in award or termination of the Company’s contracts and programs; difficulties in developing and producing operationally advanced technology systems; the timing and customer acceptance of contract deliverables; the Company’s ability to attract and retain qualified personnel, including technical personnel and personnel with required security clearances; charges from any future impairment reviews; the future impact of any acquisitions or divestitures the Company may make; the competitive environment for defense and intelligence information technology products and services; general economic, business and political conditions domestically and internationally; and other factors affecting the Company’s business that are beyond its control. All of the forward-looking statements should be considered in light of these factors. Investors should not put undue reliance on any forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect new information, future events or otherwise.

CONTACT:	Victor Sellier vic.sellier@argonst.com

www.argonst.com

703.995.4219

ARGON ST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)

ASSETS	July 1, 2007	September 30, 2006
	(unaudited)
CURRENT ASSETS
Cash and cash equivalents	$47,669	$33,498
Accounts receivable, net	95,917	86,842
Inventory	4,076	3,954
Income taxes receivable	369	23
Deferred project costs	—	5,597
Deferred income tax asset	2,870	2,083
Prepaids and other	1,296	1,481

TOTAL CURRENT ASSETS	152,197	133,478
Property, equipment and software, net	18,747	16,726
Goodwill	148,818	148,719
Intangibles, net	11,452	13,200
Other assets	1,906	1,408

TOTAL ASSETS	$333,120	$313,531

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$19,275	$19,124
Accrued salaries and related expenses	14,122	10,678
Deferred revenue	11,364	13,053
Other liabilities	570	452
TOTAL CURRENT LIABILITIES	45,331	43,307
Deferred income tax liability, long term	3,836	2,937
Deferred rent and other liabilities	1,295	1,591
Commitments and contingencies	—	—
STOCKHOLDERS’ EQUITY
Common stock:
$.01 Par Value, 100,000,000 shares
authorized, 22,532,265 and 22,313,709 shares
issued at July 1, 2007 and September 30, 2006	225	223
Additional paid in capital	215,938	212,610
Treasury stock at cost, 126,245 shares	(534)	(534)
Retained earnings	67,029	53,397

TOTAL STOCKHOLDERS’ EQUITY	282,658	265,696

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$333,120	$313,531

ARGON ST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
(In Thousands, Except Per Share Data)

	Third Quarter Ended		Nine Months Ended
	July 1, 2007	July 2, 2006	July 1, 2007	July 2, 2006
CONTRACT REVENUES	$73,660	$68,902	$198,375	$192,690
COST OF REVENUES	61,599	56,383	159,254	152,821
GENERAL AND ADMINISTRATIVE
EXPENSES	5,631	4,660	18,482	15,864

INCOME FROM OPERATIONS	6,430	7,859	20,639	24,005
INTEREST INCOME, NET	341	544	938	899

INCOME BEFORE INCOME TAXES	6,771	8,403	21,577	24,904
PROVISION FOR INCOME TAXES	2,485	3,237	7,945	9,613

NET INCOME	$4,286	$5,166	$13,632	$15,291

EARNINGS PER SHARE (Basic)	$0.19	$0.23	$0.61	$0.71

EARNINGS PER SHARE (Diluted)	$0.19	$0.23	$0.60	$0.69

WEIGHTED-AVERAGE SHARES
OUTSTANDING
Basic	22,399	22,120	22,319	21,495

Diluted	22,819	22,717	22,788	22,127

ARGON ST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (unaudited)
(In Thousands)

	Nine Months Ended
	July 1, 2007	July 2, 2006
Cash flows from operating activities
Net income	$13,632	$15,291
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	5,399	4,054
Deferred income tax provision (benefit)	124	(985)
Stock-based compensation	1,489	1,489
Bad debt expense	30	—
Loss on sale of equipment	2	-
Change in:
Accounts receivable	(9,169)	18,808
Inventory	(122)	(613)
Deferred project costs	5,597	—
Prepaids and other	185	(416)
Accounts payable and accrued expenses	151	(13,464)
Accrued salaries and related expenses	3,444	2,734
Deferred revenue	(1,689)	(3,211)
Income taxes receivable	7	1,927
Deferred rent	(208)	114

Net cash provided by operating activities	18,872	25,728
Cash flows from investing activities
Acquisitions of property, equipment and software	(5,613)	(2,941)
Reduction in advances and cash held in escrow	-	10,900
Radix Technologies, Inc. acquisition	(400)	(9,935)
Acquisitions of ProDesign Solutions, LLC net of cash acquired	-	(1,712)
Deposits and other assets	(504)	339

Net cash used in investing activities	(6,517)	(3,349)
Cash flows from financing activities
Repayment on line of credit, net of borrowings	-	(11,000)
Payment on note payable	-	(56)
Payments on capital leases	(25)	(14)
Tax benefit on stock option exercises	535	1,691
Proceeds from exercise of stock options	911	2,238
Proceeds from employee stock purchase plan exercises	395	444
Proceeds from secondary offering	-	46,768

Net cash provided by financing activities	1,816	40,071
Net increase in cash and cash equivalents	14,171	62,450
Cash and cash equivalents, beginning of period	33,498	4,064

Cash and cash equivalents, end of period	$47,669	$66,514

Supplemental disclosure
Income taxes paid	$7,344	$6,982

Interest expense paid	$8	$165